                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No._____ )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]      Definitive Proxy Statement

[ ]      Definitive Additional Materials

[ ]      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          LAMINATING TECHNOLOGIES, INC.

                        ---------------------------------

                (Name of Registrant as Specified in Its Charter)


                        ---------------------------------

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

        (1)      Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

        (2)      Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------

         (4)      Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

         (5)      Total fee paid:

--------------------------------------------------------------------------------

[ ]      Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------

[ ] Check the box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)      Amount previously paid: _____________________________

(2)      Form, Schedule or Registration Statement no.: _________________________

(3)      Filing Party: ________________________________

(4)      Date Filed: ______________________________

                          LAMINATING TECHNOLOGIES, INC.
                              1160 Hightower Trail
                           Atlanta, Georgia 30350-2910

                           NOTICE AND PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD 10:00 A.M., AUGUST 21, 1997

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of LAMINATING TECHNOLOGIES, INC.. (the "Company") will be held on Thursday, August 21, 1997, at 10:00 a.m., local time, at the Company's executive offices at 1160 Hightower Trail, Atlanta, Georgia 30350-2910, for consideration of and action by the holders of the Company's Common Stock upon the following matters:

1. The election of a Board of four directors, with each director to serve until the next annual meeting of Stockholders or until the election and qualification of his respective successor;

2. The transaction of such other business as may properly come before the Annual Meeting and any adjournment thereof, and matters incident to the conduct of the Annual Meeting.

The Board of Directors has fixed the close of business on July 22, 1997, as the record date for the determination of holders of Common Stock of the Company entitled to notice of, and to vote at, the Annual Meeting. The Company's Annual Report to Stockholders for the year ended March 31, 1997, accompanies this Notice and Proxy Statement.

STOCKHOLDERS (WHETHER THEY OWN ONE OR MANY SHARES AND WHETHER THEY EXPECT TO ATTEND THE ANNUAL MEETING OR NOT) ARE REQUESTED TO VOTE, SIGN, DATE AND RETURN PROMPTLY THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                       By Order of the Board of Directors
                       Robert L. Dover, Secretary

Atlanta, Georgia
July 25, 1997

                          LAMINATING TECHNOLOGIES, INC.
                              1160 Hightower Trail
                           Atlanta, Georgia 30350-2910

                                 PROXY STATEMENT

                  This Proxy Statement is furnished and is being mailed with the accompanying proxy on approximately July 25, 1997, to each Stockholder of record of Laminating Technologies, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company, to be voted at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held on Thursday, August 21, 1997, at 10:00 a.m., local time, at the Company's executive offices at 1160 Hightower Trail, Atlanta, Georgia 30350-2910, and at any adjournment thereof, for the purposes stated below.

                  Any person giving a proxy has the power to revoke it at any time before its exercise by a later dated proxy, a written revocation sent to the Secretary of the Company or attendance at the Meeting and exercise of the right to vote in person. In the absence of contrary instructions, properly executed proxies, received and unrevoked, will be voted by the persons named in the proxy: (i) for the election of the directors proposed by the Board of Directors; (ii) in their discretion, on such other business as may properly come before the Meeting and matters incident to the conduct of the Meeting.

                        VOTING SECURITIES OF THE COMPANY

                  Only Stockholders of record at the close of business on July 22, 1997, are entitled to notice of, and to vote at, the Meeting. On July 22, 1997, the outstanding voting securities of the Company consisted of 3,185,100 shares of Common Stock. Each share of Common Stock is entitled to one vote on all matters presented to the Meeting with no right to vote cumulatively.

                  The Company's By-laws provide that the presence, in person or by proxy, of a majority of the issued and outstanding shares of the Company entitled to vote at the Meeting will constitute a quorum. Provided that the quorum requirements are met, the nominees for election as directors of the Company at the Meeting who receive the greatest number of votes cast will be elected as directors.

                  The holders of a majority of the votes of the shares of common stock of the Company issued and outstanding and entitled to vote shall be present in person or by proxy to constitute a quorum for the transaction of any business at the Meeting.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

                  The following table sets forth, at July 22, 1997, the number and percentage of shares of Common Stock which, according to information supplied to the Company, are beneficially owned by: (i) each person who is a beneficial owner of more than five percent of the Common Stock; (ii) each of the directors, nominees for director, and named executive officers of the Company individually; and (iii) all current directors and executive officers of the Company as a group. Under rules adopted by the Securities and Exchange Commission, a person is deemed to be a beneficial owner of Common Stock with respect to which he has or shares voting power (which includes the power to vote or to direct the voting of the security), or investment power (which includes the power to dispose of, or to direct the disposition of, the security). A person is also deemed to be the beneficial owner of shares with respect to which he could obtain voting or investment power within 60 days of July 22, 1997, such as upon the exercise of options or warrants.

                                            NUMBER OF
NAME AND ADDRESS(1)                         SHARES (1)                PERCENTAGE
Michael E. Noonan                           77,564(2)                      2.4

Robert L. Dover                             26,667(3)                      *

Ronald L. Christensen                        2,500(4)                      *

Jerome I. Gellman                            2,500(4)                      *

Leonard Toboroff                             2,500(4)                      *

William J. Warren                            2,500(4)                      *

J. Morton Davis                            359,748(5)                     11.2

D.H. Blair Capital Corp.                   322,851(6)                     10.1

Steve Gorlin                               202,012(7)                      6.3

TransMillennial Resource Corporation       158,048(8)                      5.0

All executive officers and directors
 as a group (6 persons)                    114,231(9)                      3.5

--------------
*  Less than 1 percent

(1) Except as otherwise indicated, each of the parties listed above has sole voting and investment power over the shares owned. Except as otherwise indicated, the address of each stockholder is c/o Laminating Technologies, Inc., 1160 Hightower Trail, Atlanta, Georgia 30350-2910.

(2) Includes 25,027 shares issuable upon exercise of immediately exercisable options granted to Mr. Noonan by TransMillennial Resource Corporation ("TMR") and 52,537 shares issuable upon exercise of immediately exercisable options granted by Steve Gorlin. Does not include an additional 38,782 shares issuable upon exercise of options granted to Mr. Noonan by Mr. Gorlin that are not exercisable within 60 days.

(3) Includes 26,667 immediately exercisable options to purchase Common Stock. Does not include 13,333 shares issuable upon exercise of options that are not exercisable within 60 days.

(4) As to each director, includes 2,500 immediately exercisable options to purchase Common Stock. Does not include 7,500 shares (per director) issuable upon exercise of options that are not exercisable within 60 days.

(5) Includes 322,851 shares owned by D.H. Blair Capital Corp. and 36,897 shares issuable upon exercise of immediately exercisable warrants issued to D.H. Blair Investment Banking Corp. and expiring on March 25, 1999. Mr. Davis is the sole stockholder of each of D.H. Blair Capital Corp. and D.H. Blair Investment Banking Corp. The address of Mr. Davis is 44 Wall Street, New York, New York 10005.

(6) Does not include 36,897 shares issuable upon the exercise of immediately exercisable warrants issued to D.H. Blair Investment Banking Corp. in March 1994 and expiring on March 25, 1999. The sole stockholder of D.H. Blair Capital Corp. is J. Morton Davis, who is also the sole stockholder of Blair Investment. The address of D.H. Blair Capital Corp. is 44 Wall Street, New York, New York 10005.

(7) Includes 91,319 shares subject to options granted by Mr. Gorlin to Michael E. Noonan. The address of Mr. Gorlin is 5115 Peachtree Road, Suite 200, Chamblee, Georgia 30341.

(8) Includes 25,027 shares subject to options granted by TMR to Michael E. Noonan. The address of TMR is 31847 W. Sea Level Drive, Malibu, California 90265.

(9) Includes 114,231 shares issuable upon exercise of options that are immediately exercisable. Does not include 82,115 shares issuable upon exercise of options that are not exercisable within 60 days. Steve Gorlin may be deemed a "founder" of the Company, as such term is defined in the Securities Act.

                              ELECTION OF DIRECTORS

                  In accordance with the Company's By-laws, a Board of four directors will serve until the next Meeting or until successors to the directors have been elected and have qualified. All directors are elected annually. It is the intention of the persons named in the proxy, unless otherwise directed, to vote all proxies in favor of the election to the Board of Directors for the nominees listed below. The Board has no reason to believe that any of the nominees will be unable or unwilling to be a candidate for election at the time of the Meeting. If any nominee is unable or unwilling to serve, the persons named in the proxy will use their best judgment in selecting and voting for a substitute candidate.

                  The Board of Directors has unanimously recommended a slate of nominees for election as directors at the Meeting, consisting of Michael E. Noonan, Ronald L. Christensen, Jerome I. Gellman and William J. Warren. The names of the directors, nominees for director and executive officers of the Company, their ages and certain other information is set forth as follows:


NAME                                       AGE         POSITION
Michael E. Noonan                          56          Chairman of the Board of Directors, President, Chief
                                                       Executive Officer and Director

Richard B. Carlock                         46          Chief Financial Officer

Robert L. Dover                            63          Senior Vice President -- Marketing/Operations, Secretary
                                                       and Director

J. Scott Stewart                           43          Senior Vice President -- Marketing/Sales

Ronald L. Christensen                      59          Director

Jerome I. Gellman                          70          Director

Leonard Toboroff                           64          Director

William J. Warren                          58          Director


                  MICHAEL E. NOONAN was appointed Chairman of the Board, President and Chief Executive Officer on February 1, 1996. From 1994 to February 1, 1996, Mr. Noonan was self-employed as a business consultant. From 1989 to 1994, Mr. Noonan was the Chief Executive Officer, President and sole shareholder of Winning Image, Inc, an apparel marketing and manufacturing firm which was sold to Terry Manufacturing Co. From 1986 to 1989, Mr. Noonan was a Senior Vice President of Domestic and North American Operations at the Mead Packaging Division of Mead Corporation.

                  RICHARD B. CARLOCK has served as Chief Financial Officer of the Company on a part-time basis since February 1997, devoting approximately 25 percent of his time to the Company. He is a Partner in the firm Tatum CFO Partners, L.P. which provides CFO expertise to emerging growth companies and to larger corporations, in the latter case to assist management for specific projects. Accordingly, Mr. Carlock has other clients that he serves. He has served as Chief Financial Officer, Treasurer and member of the Board of Directors for 4Health, Inc., a nutritional supplement company from 1995 to 1996. Previously, he served as Chief Financial Officer, Treasurer, and Vice-President of Electromedics, Inc., a medical device manufacturer, for the period from 1989 to 1994. Mr. Carlock served as Chief Financial Officer and Corporate Secretary of Evans BioControl, Inc., a biotechnology firm specializing in entomology research development (1987 to 1989) and as Vice-President of Finance and Vice President of Technical Services at Information Solutions, Inc., a software sales and development company, from 1983 to 1987. Mr. Carlock is a Certified Public Accountant who practiced with Price Waterhouse & Company and Main LaFrentz & Company prior to his financial experience in industry. He received a Master of Science degree in Accounting from New York University's Graduate School of Business, currently Sterns Business School, in 1976 and holds a Bachelor of Arts degree from the University of Colorado at Boulder.

                  ROBERT L. DOVER has been the Senior Vice President -- Marketing/Operations, Secretary and a director of the Company since May 1996. From 1966 to April 1995, Mr. Dover was an executive of Mead Packaging Division of Mead Corporation in Atlanta, Georgia working in the capacity of Director of Marketing and Technological Planning, Environmental Technology, Marketing and Sales, for the Food Industry, Marketing for the Soft Drink Industry, Film Systems, Market Research and Machinery Systems Development. From May 1995 to May 1996, Mr. Dover was an independent consultant. Mr. Dover graduated with a Masters of Science Degree in Industrial Management from the Georgia Institute of Technology.

                  J. SCOTT STEWART has been Senior Vice President -- Marketing/Sales of the Company since May 1996. From 1992 to 1996, Mr. Stewart was co-founder and a sales representative for Simmons Survey, a company involved in leak detection for underground fuel tanks. From 1981 to 1992, Mr. Stewart worked for the Royston Division of AWH Corporation in Winston-Salem North Carolina as a Vice President of the Contract Business Division and of Corporate Marketing. Mr. Stewart graduated with a Masters Degree in Business Administration from Emory University in 1977, and with a Bachelor's Degree in Industrial Management from the Georgia Institute of Technology in 1975.

                  RONALD L. CHRISTENSEN has been a director of the Company since March 1996. From 1993 to the present, Mr. Christensen has served as President and Chief Executive Officer of PrinTech Label Corporation, a printing and converting firm. Since 1983 he has also served as president of Adrienne Associates, a consulting services company to the printing and pressure sensitive materials industry. Mr. Christensen graduated from Georgia Institute of Technology in 1960 with a Bachelor's Degree in Chemical Engineering.

                  JEROME I. GELLMAN has been a director of the Company since July 1996. From 1988 to the present, Mr. Gellman has been counsel to the law firm of Cowan, Liebowitz & Latman. Mr. Gellman has also served as a director of Tyco Toys, Inc., a publicly-traded toy company, from 1987 to 1997; Tyco Toys, Inc. merged into Mattel, Inc. on March 31, 1997.

                  LEONARD TOBOROFF has been a director of the Company since July 1996. Mr. Toboroff has also served as Vice President and a director of Riddell Sports Inc., a manufacturer and distributor of sporting goods, since April 1988 and Vice President and Vice-Chairman of the Board of Allis-Chalmers Corp. since May 1989. Mr. Toboroff has been a practicing attorney since 1961 and has served as (i) a director of American Bakeries Company since August 1987, (ii) a director of Banner Aerospace, Inc., a supplier of aircraft parts, since September 1992, (iii) a director of ANMR Corp., a manufacturer of medical diagnostic equipment, since September 1992 and (iv) Chairman of the Board of Saratoga Springs Beverage Co. since December 1995.

                  WILLIAM J. WARREN has been a director of the Company since March 1996. Mr. Warren founded Mar-Lyn Container Corp., a sheet converter, in 1967 and was the president and a majority shareholder of

Mar-Lyn until the company was sold in April 1997. Mr. Warren is now a management consultant for Lyn Marco. Mr. Warren graduated from the University of California in 1961 with a Bachelor's Degree in Industrial Management.

                               EXECUTIVE OFFICERS

                  The directors listed above who are executive officers of the Company in the positions indicated, comprise all the executive officers of the Company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

                  Upon the conversion of the Company's Series A Preferred Stock in connection with the Company's initial public offering of its common stock during October, 1996 (the "1996 Offering"), the Company paid to D.H. Blair Capital Corp. approximately $150,000, representing the accumulated dividends on the Series A Preferred Stock. The sole stockholder of D.H. Blair Capital Corp. is J. Morton Davis, who is also the sole stockholder of D.H. Blair Investment Banking Corp. (the "Underwriter"), the underwriter for the 1996 Offering. In September 1993, Blair Investment loaned $30,000 to the Company and in March 1994, Blair Investment loaned an additional $100,000 to the Company, each of which loans bore interest at ten percent per annum. The principal amount of all of such indebtedness was repaid in April 1996 and accrued interest of approximately $30,000 was repaid in August 1996. In March 1994, the Company issued warrants to purchase 36,897 shares of Common Stock of the Company to Blair Investment in consideration of the extension of the loan by the Underwriter. The Underwriter has certain demand and piggyback registration rights with respect to such warrants. Blair Investment also acted as Placement Agent for the Bridge Financing in April and May 1996 for which it received a Placement Agent fee of $199,500 and a non-accountable expense allowance of $59,850.

                  In the 1996 Offering, the Underwriter, agreed, subject to the terms and conditions of the Underwriting Agreement, to purchase from the Company the 1,700,000 Units offered in the 1996 Offering on a "firm commitment" basis. Furthermore, the Underwriter exercised its option to purchase from the Company at the public offering price, less underwriting discounts, 255,000 additional Units for the purpose of covering over-allotments.

                  D.H. Blair & Co. ("Blair & Co.") distributed as a selling group member substantially all of the Units offered in the 1996 Offering. Blair & Co. also makes a market in the Company's securities. Blair & Co. is substantially owned by family members of J. Morton Davis. Mr. Davis is the sole stockholder of the Underwriter.

                  In the 1996 Offering, the Underwriter offered the Units to the public at the public offering price of $5.00 per Unit. The Units were also offered to certain dealers who were members of the NASD at $5.00 per Unit, less concessions of not in excess of $0.18 per Unit, of which a sum not in excess of $0.09 per Unit was reallowed to other dealers who were members of the NASD.

                  The Company also agreed to pay to the Underwriter a non-accountable expense allowance equal to 3 percent of the gross proceeds derived from the sale of Units offered in the 1996 Offering, including the Units purchased pursuant to the Underwriter's overallotment option.

                  All of the Company's stockholders, officers and directors as of the 1996 Offering have agreed not to sell, assign, transfer or otherwise dispose publicly any of their shares of Common Stock for a period of 13 months after October 11, 1996 without the prior written consent of the Underwriter.

                  The Underwriter has the right to designate one individual for nomination to the Company's Board of Directors for a period of five years after the completion of the 1996 Offering, although it has not yet selected any such designee. Such designee may be a director, officer, partner, employee or affiliate of the Underwriter. The Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act.

                  During the five-year period after the date of this Prospectus, in the event the Underwriter originates a financing or a merger, acquisition or transaction to which the Company is a party, the Underwriter will be entitled to receive a finder's fee in consideration for origination of such transaction. The fee is based on a percentage of the consideration paid in the transaction ranging from 7 percent of the first $1,000,000 to 2 1/2 percent of any consideration in excess of $9,000,000.

                  The Company has agreed not to solicit Warrant exercises other than through the Underwriter, unless the Underwriter declines to make such solicitation. Upon any exercise of the Warrants after October 11, 1996, the Company will pay the Underwriter a fee of 5 percent of the aggregate exercise price of the Warrants, if (i) the market price of the Company's Common Stock on the date the Warrants are exercised is greater than the then exercise price of the Warrants; (ii) the exercise of the Warrants was solicited by a member of the NASD; (iii) the warrant holder designates in writing that the exercise of the Warrant was solicited by a member of the NASD and designates in writing the broker-dealer to receive compensation for such exercise; (iv) the Warrants are not held in a discretionary account; (v) disclosure of compensation arrangements was made both at the time of the 1996 Offering and at the time of exercise of the Warrants; and (vi) the solicitation of exercise of the Warrant was not in violation of Rule 10b-6 promulgated under the Exchange Act.

                  The Company has agreed to sell to the Underwriter and its designees, for nominal consideration, the Unit Purchase Options to purchase up to 170,000 Units, substantially identical to the Units offered in the 1996 Offering, except that the Class A Warrants and Class B Warrants included therein are each subject to redemption by the Company, in accordance with the terms of the Warrant Agreement, at any time after the Unit Purchase Options have been exercised and the underlying warrants are outstanding. The Unit Purchase Options will be exercisable during the three-year period commencing October 11, 1998 Prospectus at an exercise price of $6.00 per Unit, subject to adjustment in certain events to protect against dilution, and are not transferable for a period of two years after October 11, 1998 except to officers of the Underwriter or to members of the selling group. The Company has agreed to register during the four-year period commencing October 11, 1997, on two separate occasions, the securities issuable upon exercise thereof under the Securities Act, the initial such registration to be at the Company's expense and the second at the expense of the holders. The Unit Purchase Option includes a provision permitting the holders to elect a cashless exercise. The Company has also granted certain "piggy-back" registration rights to holders of the Unit Purchase Option.

                  In April 1996, Steve Gorlin and TransMillennial Resource Corporation ("TMR"), each principal stockholders of the Company, granted to Michael E. Noonan, Chairman, President and Chief Executive Officer of the Company, options to purchase an aggregate of 91,319 and 25,027 shares, respectively, of Common Stock owned by Mr. Gorlin and TMR. The options are exercisable at $0.68 per share and expire ten years from the date of grant. All of the TMR options and 52,537 of the Gorlin options are immediately exercisable, and the remaining 38,782 options are exercisable in April 1998. The Company has granted Mr. Noonan demand and piggyback registration rights with respect to the shares of Common Stock issuable upon exercise of these options.

                  On August 26, 1994, the stockholders of the Company ratified a preliminary agreement (the "Memorandum of Understanding") with TMR. Charles Broes, the President and a principal stockholder of TMR, served as the President and Chief Executive Officer of the Company from August 1994 to March 1995 and a director of the Company from August 1994 to February 1996. Pursuant to the Memorandum of Understanding, TMR agreed to provide certain management, financing and marketing services to the Company for fees to be established at a later date and the issuance of certain warrants contingent upon TMR securing certain financing for the Company within six months. On September 1, 1994, the Company entered into an Outsourcing Agreement with TMR (the "TMR Outsourcing Agreement") pursuant to which the Company agreed to pay TMR $20,000 a month for its management services.

                  On September 1, 1994, the Company also entered into an Outsourcing Agreement with Revenue Process Development, Inc. ("RPD"), a subsidiary of TMR (the "RPD Outsourcing Agreement"), pursuant to which RPD would act as exclusive marketing and sales agent for the Company in exchange for the greater of 20 percent of gross sales or RPD's actual costs. On February 2, 1995, the Company agreed with TMR to amend the Memorandum of Understanding (the "Amendment") and extend the term of the agreement to ten months, to increase TMR's fees to $22,000 a month, payable, along with TMR's expenses, in the form of 10 percent convertible debentures of the Company and to cancel the RPD Outsourcing Agreement. On June 7, 1995, TMR informed the Company via letter that it was unable to secure the financing called for under the Memorandum of Understanding. Accordingly, as per its terms, the Memorandum of Understanding expired on June 30, 1995 and the Company was obligated only for fees and expenses due to TMR through such date and no warrants were issued or issuable to TMR.

                  On July 1, 1995, the Company sold certain assets to TMR at book value for $54,279 in exchange for a reduction in the Company's indebtedness to TMR. As of December 31, 1995, TMR sold certain of these assets to third parties for an aggregate of $43,750, which amount was collected by the Company and resulted in an increase in the Company's indebtedness to TMR. This indebtedness was included in the indebtedness that was converted to equity in April 1996, as described below. In July 1995, the Company purchased all of the outstanding stock of RPD from TMR for $2,000.

                  In April 1996, pursuant to an agreement dated March 21, 1996, TMR contributed to the capital of the Company $307,457 of indebtedness owed by the Company to TMR for management services, expenses and other indebtedness under the Memorandum of Understanding and the TMR Outsourcing Agreement and converted the remaining $428,346 of Company indebtedness into 158,048 shares of Common Stock at a rate of one share for every $2.7102 of indebtedness. In April 1996, pursuant to additional debt conversion agreements dated March 21, 1996 (the "Debt Conversion Agreements"), the Conversion Investors also converted an aggregate of $550,210 of indebtedness of the Company into 203,013 shares of Common Stock at a rate of one share for every $2.7102 of indebtedness.

                  In April 1996, Donald B. Sallee, a principal stockholder of the Company, and other debtholders of the Company converted an aggregate of $495,000 principal amount of indebtedness of the Company into an aggregate of $495,000 in principal amount of Bridge Notes and 247,500 Bridge Warrants. The Company agreed to pay the accrued interest on the indebtedness in cash. The principal amount of the Bridge Notes and interest thereon at a rate of ten percent per annum were paid to the holders of the Bridge Notes upon the closing of the 1996 Offering.

                  In June 1995, the Company purchased from Michael W. Olvey, Sr., a founder, stockholder and former President and a director of the Company, 126,114 shares of Common Stock of the Company for $150,000, which amount was paid in installments through April 1996. In July 1995, the Company sold 126,114 shares of Common Stock to Donald Sallee for $85,000 in connection with a $250,000 loan by Mr. Sallee to the Company in June 1995. As a result, the Company recorded a financing cost of approximately $65,000 which was charged to earnings in the year ended March 31, 1996. Additionally, in June 1995, the Company issued 33,208 shares of Common Stock to Mr. Olvey in consideration for the cancellation of $90,000 of the Company's indebtedness to him. In March 1996, Mr. Olvey canceled 7,379 of these shares.

                  In December 1995, the Company entered into a one year consulting agreement with Mr. Olvey. The agreement provided for annual payments of $60,000 and a $60,000 bonus upon the issuance of a patent under the Company's current patent application. The bonus is increased to $100,000 upon the issuance of multiple patents under the current patent application.

                        BOARD OF DIRECTORS AND COMMITTEES

                  All actions taken by the Board during the fiscal year ended March 31, 1997 were taken by unanimous written consent. The Company does not currently have standing audit, nominating, compensation or other committees.

                             EXECUTIVE COMPENSATION

                  The following table sets forth certain information covering the compensation paid or accrued by the Company during the fiscal year indicated to its President/Chief Executive Officer during the fiscal year ended March 31, 1997. No other executive officer had compensation, including salary and bonus, in excess of $100,000 during the fiscal year ended March 31, 1997.


                          SUMMARY COMPENSATION TABLE

                                                                                              Long term
                                                                                             Compensation
                                                                Annual                          Awards
                                       Fiscal Year           Compensation
            Name and                      Ended                                         Number of Securities
       Principal Position                March 31               Salary                   Underlying Options
       ------------------               ---------               ------                   -------------------
Michael E. Noonan                         1997                $144,000.00                     116,346(1)
Chairman of the Board,                    1996                $ 72,000.00(2)
President, Chief Executive
Officer and Director


         (1) Consists of 25,027 shares issuable upon exercise of options granted to Mr. Noonan by TransMillennial Resource Corporation and 91,319 shares issuable upon exercise of options granted by Steve Gorlin.

         (2) Represents amounts accrued in the fiscal year ended March 31, 1996 and includes $60,000 payable pursuant to a consulting arrangement prior to March 31, 1996.

                  The following table sets forth the number of securities underlying options, the exercise price and the expiration date for stock options granted to the President/Chief Executive Officer during the fiscal year ended March 31, 1997.

              OPTION GRANTS IN FISCAL YEAR ENDED MARCH 31, 1997
                              INDIVIDUAL GRANTS


            (a)                         (b)                       (c)                   (d)              (e)

                                     NUMBER OF             PERCENT OF TOTAL
                                    SECURITIES              OPTIONS GRANTED          EXERCISE
                                    UNDERLYING               TO EMPLOYEES              PRICE          EXPIRATION
            NAME                  OPTIONS GRANTED           IN FISCAL YEAR           ($/SHARE)          DATE (1)
            ----                  ---------------      -    ---------------          ---------        ----------
 Michael E. Noonan                     116,346                     43.7%                $0.68           04/06/02

         (1) Consists of 25,027 shares issuable upon exercise of options granted to Mr. Noonan by TransMillennial Resource Corporation and 91,319 shares issuable upon exercise of options granted by Steve Gorlin. The options became exercisable commencing as of April 6, 1996, and expire on April 6, 2002.

The following table sets forth the number of exercisable and unexercisable options as of March 31, 1997, and the value of such options for the President/Chief Executive Officer.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTIONS VALUES

                                                            Number of Securities                 Value of
                                                                 Underlying                    Unexercised
                                                           Unexercised Options At              In-The-Money
                               Shares                        Fiscal Year End (#)          Options at FY End ($)
                            Acquired or       Value
          Name             Exercised (#)    Realized      Exercisable/Unexercisable     Exercisable/Unexercisable
          ----             -------------    --------      -------------------------     -------------------------
Michael E. Noonan                --            --               77,564/38,782               $364,163/$182,081

                             DIRECTOR'S COMPENSATION

                  Non-employee directors of the Company are entitled to compensation of $500 for each Board of Directors meeting attended and are reimbursed for expenses actually incurred in connection with such meeting. Directors are not precluded from serving the Company in any other capacity and receiving compensation therefor.

                  In addition, directors are entitled to receive Director Options pursuant to the Company's 1996 Stock Option Plan (the "Plan"). The provisions of the Plan provide for the automatic grant of non-qualified stock options to purchase shares of Common Stock ("Director Options") to directors of the Company who are not employees or principal stockholders of the Company ("Eligible Directors"). Eligible Directors of the Company were granted a Director Option to purchase 10,000 shares of Common Stock on or about October 9, 1996 at a per share exercise price equal to $5.00. Future Eligible Directors will be granted a Director Option to purchase 10,000 shares of Common Stock on the date that such person is first elected or appointed a director. Further, commencing on the day immediately following the date of the annual meeting of stockholders for the Company's fiscal year ending March 31, 1997, each Eligible Director, other than directors who received an Initial Director Option since the last annual meeting, will be granted a Director Option to purchase 1,000 shares of Common Stock ("Automatic Grant") on the day immediately following the date of each annual meeting of stockholders, as long as such director is a member of the Board of Directors. The exercise price for each share subject to a Director Option shall be equal to the fair market value of the Common Stock on the date of grant, except for directors who receive incentive options and who own more than ten percent of the voting power, in which case the exercise price shall be not less than 110 percent of the fair market value on the date of grant. Director Options are exercisable in four equal annual installments, commencing six months from the date of grant. Director Options will expire the earlier of ten years after the date of grant or 90 days after the termination of the director's service on the Board of Directors.

                      EMPLOYMENT AND CONSULTING AGREEMENTS

                  In July 1996, the Company entered into a one year employment agreement with Michael E. Noonan, Chairman and Chief Executive Officer of the Company. The agreement provides for an annual base salary of $144,000 per year and is automatically renewable for successive one year terms unless either party gives six months' notice to the other. The Company may terminate the agreement without cause and, upon such termination, Mr. Noonan will be entitled to receive his base salary for a period of one year (subject to a 50 percent offset during the second six months for salary received from subsequent employment). In addition, if the Company exercises its right not to renew the agreement, Mr. Noonan will be entitled to six months of severance pay. The agreement contains confidentiality and non-competition provisions.

                  The Company has agreed with the Underwriter that, notwithstanding the provisions of the foregoing agreement, the compensation of the Company's executive officers will not increase from current levels for a period of 13 months after the closing of the 1996 Offering.

                             ----------------------


                         INDEPENDENT PUBLIC ACCOUNTANTS

                  The Board of Directors has not selected auditors for its fiscal year ending March 31, 1998. The Company is satisfied with the accounting and audit services performed by its current auditors. However, as part of the Company's ongoing cost containment efforts, management is in the process of obtaining proposals for such services from several accounting firms, including its current auditors. After review of such proposals, management will make its recommendation to the Board of Directors as to the appointment of auditors.

                  Richard A. Eisner & Company, LLP is the accounting firm which examined and reported on the Company's financial statements for the last fiscal year. Representatives of Richard A. Eisner & Company, LLP are not expected to be present at the Meeting to respond to appropriate questions or to make a statement.

                             ----------------------


      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

                  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and the holders of 10 percent of the Company's common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of equity securities of the Company. Based on the Company's review of copies of such reports received by it, or written representations from reporting persons, the Company believes that during the period from October 9, 1996 to March 31, 1997, its officers and directors filed all reports on a timely basis.

                             ----------------------

                                  OTHER MATTERS

                  No other matters requiring a vote of the stockholders are expected to come before the Meeting. However, if other matters should properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment on such matters.

                             ----------------------


                            EXPENSES OF SOLICITATION

                  The solicitation of proxies being on behalf of the Board of Directors, all expenses in connection therewith will be paid by the Company. Request will be made of brokerage houses and other custodians, nominees and fiduciaries to forward the solicitation material at the expense of the Company to the beneficial owners of stock held of record by such persons.

                             ----------------------


                              STOCKHOLDER PROPOSALS

                  Proposals by Stockholders intended to be presented at the next annual meeting of Stockholders of the Company must be received by the Company at its executive offices at 1160 Hightower Trail, Atlanta, Georgia 30350-2910 no later than March 24, 1998 to be included in the Company's proxy statement and form of proxy for the 1998 Annual Meeting. THE COMPANY WILL PROVIDE TO EACH PERSON SOLICITED, WITHOUT CHARGE EXCEPT FOR EXHIBITS, UPON REQUEST IN WRITING, A COPY OF ITS ANNUAL REPORT ON FORM 10-KSB, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED MARCH 31, 1997. REQUESTS SHOULD BE DIRECTED TO ROBERT L. DOVER, SECRETARY, LAMINATING TECHNOLOGIES, INC., 1160 HIGHTOWER TRAIL, ATLANTA, GEORGIA 30350-2910.

                       By Order of the Board of Directors
                       Robert L. Dover, Secretary

                                                                        APPENDIX


(Front Side of Proxy Card)

                          LAMINATING TECHNOLOGIES, INC.

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                  The undersigned hereby appoints Robert L. Dover and Shirley A. Pigg, or either of them with full power of substitution, proxies to vote at the Annual Meeting of Stockholders of Laminating Technologies, Inc. (the "Company") to be held on Thursday, August 21, 1997 at 10:00 a.m., local time, and at any adjournment or adjournments thereof, hereby revoking any proxies heretofore given, to vote all shares of common stock of the Company held or owned by the undersigned as directed on the reverse, and in their discretion upon such other matters as may come before the meeting.

                (To Be Continued And Signed On The Reverse Side)

                            (Backside of Proxy Card)

[X] Please mark your votes as in this example

1.       Election of Directors

         Nominees:         Michael E. Noonan
                           Ronald L. Christensen
                           Jerome I. Gellman
                           William J. Warren

                  [ ]                 [ ]
                  FOR               WITHHELD

For except vote withheld from the following nominee(s):

-------------------------------------------------

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS. THIS PROXY WILL ALSO BE VOTED ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

         SIGNATURE_____________________________________  DATE_______________

         SIGNATURE_____________________________________  DATE_______________

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.